Q1 2023 FINANCIAL RESULTS May 10, 2023 Exhibit 99.2

DISCLAIMER Forward Looking Statements This presentation contains forward looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the Company's results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: information or predictions concerning the Company's future financial performance, business plans and objectives, potential growth opportunities, potential pricing of products, potential market leadership, financing plans, competitive position, technological, industry or market trends and potential market opportunities. These statements are based on estimates and information available to the Company at the time of this presentation and are not guarantees of future performance. Actual results could differ materially from the Company's current expectations as a result of many factors, including, but not limited to: current macroeconomic conditions, including but not limited to the impacts of high inflation and the risk of a recession on consumer confidence and demand for our products; the lingering impacts and future outbreaks of the COVID-19 pandemic and its impacts on its operations and the operations of its manufacturers, retailers and other partners, as well as its lingering impacts on the economy overall, including capital markets; the Company’s ability to build and maintain the strength of its brand among gaming and streaming enthusiasts and its ability to continuously develop and successfully market new gear and improvements to existing gear; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units, as well as sophisticated new video games; fluctuations in operating results; the risk that the Company is not able to compete with competitors and/or that the gaming industry, including streaming and eSports, does not grow as expected or declines; the loss or inability to attract and retain key management; the impact of global instability, such as the war between Russia and Ukraine, and any sanctions or other geopolitical tensions that may result therefrom; delays or disruptions at manufacturing and distribution facilities of the Company or third parties; currency exchange rate fluctuations or international trade disputes resulting in the Company’s gear becoming relatively more expensive to its overseas customers or resulting in an increase in the Company’s manufacturing costs; and the other factors described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission ("SEC") and its subsequent filings with the SEC. The Company assumes no obligation, and does not intend, to update these forward-looking statements, except as required by law. Investors are urged to review in detail the risks and uncertainties outlined in Corsair’s SEC filings. You may get these SEC documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. Non-GAAP Financial Measures Included in this presentation are certain non-GAAP financial measures, including Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share, which are not recognized under the generally accepted accounting principles (“GAAP”) in the United States and designed to complement the financial information presented in accordance with GAAP in the United States because management believes such measures are useful to investors. The non-GAAP measures have limitations as analytical tools and you should not consider them in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. The non-GAAP measures used by the Company may differ from the non-GAAP measures used by other companies. The Company urges you to review the reconciliation of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in the Appendix to this presentation, and not to rely on any single financial measure to evaluate the Company's business. Market & Industry Data This presentation also contains estimates and other statistical data made by independent parties and by the Company relating to the Company’s industry, the Company’s business and the market for the Company’s products and its future growth. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions, and estimates of the Company’s future performance and the future performance of the market for its products are necessarily subject to a high degree of uncertainty and risk.

Q1 2023 MARKET UPDATE

CORSAIR GAINING IN HEALTHY SELF-BUILT PC MARKET Self-Built PC market fueled by new GPUs and CPUs with more lower priced options soon to come. More people in major markets building gaming PCs now than pre-pandemic. Corsair has consistently gained market share in our core business over the past 3 years. Gaming Components and Memory Gaming Components and Memory

MARKET FOR CASUAL GAMERS AND CONTENT CREATORS RECOVERING, BUT STILL DISCOUNTING IN THE CHANNEL Market fueled by heavy discounting from competitors still reducing inventories. Corsair focusing on high end peripherals for enthusiasts, and our core business in gaming. Expect market growth in this category in 2H23. Gaming Peripherals Gaming Peripherals

LARGER MEMORY REQUIREMENTS BY GAMES IS DRIVING DEMAND FOR NEW BUILDS AND UPGRADES New popular PC games are increasingly utilizing more demanding PC hardware to play at the highest settings, especially memory. Popular titles such as Hogwarts Legacy (12M+ copies sold) require 32GB+ of memory to run at ultra settings and 4K on PC. The eagerly awaited Diablo 4 also requires a minimum of 32GB of memory to play at Ultra 4K detail settings for the best experience. 75% of PC gamers currently have 16GB or less of memory* in their PC. Source – *Steam Hardware survey March 2023 Hardware Requirements - Publisher Recommendations

KEY ANNOUNCEMENTS

HIGH PERFORMANCE, HIGH DENSITY DDR5 MEMORY Corsair in Q1 2023 introduced new high performance 32GB and 48GB Memory modules. These can be used in kits of 2 or 4 modules to provide up to 192GB of high-speed memory.

ELGATO x MARKETPLACE Stream Deck is a category-defining “smart keyboard” for intuitive control of ever evolving digital workflows. Via the Stream Deck SDK, the community is able to build integrations between Stream Deck and their favorite applications and tools.  With the launch of the Elgato Marketplace, developers will be able to easily market and sell their creations to Elgato’s large and rapidly growing install base.   We expect this new platform will lead to a virtuous cycle of further expansion of Stream Deck integrations, leading to more users, leading to a more attractive opportunity for developers.

BUILD KITS A new initiative, allowing customers to skip the research and hunting for parts when building a new PC.  Growing our self-built TAM by providing an easy out of the box solution for people who are interested in building a PC but without the experience to do it alone. Six different kits, with everything you need to build a fantastic new PC, Including processor, graphics card, memory etc. All kits are supported by in-depth tutorial build videos that show users step-by-step how to assemble their PC. “With its PC Build Kits, Corsair has essentially picked and laid everything out for me. The kits come with easy-to-follow, and mostly clear, step-by-step instructions and a video tutorial. All I needed to do was... build.” – TechRadar

iCUE: EXPANDING OUR RGB CONTROL SOFTWARE We continue to develop our iCUE software with engaging new features, adding MURALS, a new lighting profile creation interface.  MURALS brings the Corsair product ecosystem together within iCUE, alongside partners Nanoleaf and Philips HUE, to easily control and sync lighting across a broad range of products from a single interface.  Users can easily create new profiles, turning an image, a video, or even music, into an amazing lighting profile that extends across all their compatible products in seconds.

HS65 & HS55 WIRELESS HEADSETS Expanding our line-up of popular wireless gaming headsets, the HS65 and HS55 WIRELESS are lightweight, versatile and offer great gaming audio. Two wireless ways to connect via low-latency 2.4GHz wireless or Bluetooth®, offering the versatility to listen across all your systems and devices.  The HS65 WIRELESS also offers advanced audio personalization with Sonarworks SoundID, for sound tailored to you.  “I would recommend the HS65 Wireless to anyone looking for an affordable gaming headset with immersive surround sound and personalized sound profiles.” – TheGamer.com

NICKMERCS STRATEGIC PARTNERSHIP Corsair has announced a multi-year partnership with the world-famous gaming streamer Nick "NICKMERCS" Kolcheff. Nick is a well-known personality in the gaming community, with over 15 million followers and an average daily viewership of 60,000. Nick will exclusively play and stream using Corsair's high-performance gaming gear, SCUF controllers, Elgato streaming hardware, and gaming PCs from Origin PC.  “Not only will I start rocking the best gear gaming has to offer, but I have a lot to say on what makes a truly elite product and gaming experience.” – NICKMERCS

FINANCIAL RESULTS CORSAIR CONFIDENTIAL

Q1 2023 RESULTS(1) Strong performance of components, with the components and systems segment growing 7.5% year over year, as the introduction of new GPUs and CPUs from NVIDIA, AMD and Intel positively impacted the self-built gaming PC market.  The growth was offset by a soft peripheral market compared to Q1'22, particularly in Europe, however still well above pre-pandemic levels. Adjusted EBITDA up by a third as operating expenses reduced by almost 10% due to reduction in freight rates and implementation of cost controls. Gross margin up 30 bps as lower freight rates and tariffs costs have normalized to close to pre-pandemic levels. ($ in millions except EPS and percentages) Q1'22 Q1'23 % Y/Y Net Revenue $380.7  $354.0  -7.0% Gross Profit $90.8  $85.4  -5.9% Gross Profit Margin 23.8% 24.1% 30 bps Operating Income (Loss) ($2.5) $1.0  -141.7% Adjusted Operating Income $13.3  $18.2  36.4% Net Loss attributable to common stockholders ($5.1) ($1.1) -79.5% Loss per Share (Diluted)  $(0.05)  $(0.01) -80.0% Adjusted Net Income  $9.2  $11.9  30.0% Adjusted Earnings per Share (Diluted)  $0.09   $0.11  22.2% Adjusted EBITDA $15.4  $20.6  33.3% See appendix for reconciliation of non-GAAP metrics to most comparable GAAP metrics.

Q1 2023 SEGMENT RESULTS

Growth in components and systems segment is driven by the introduction of new GPU and CPU by NVIDIA, AMD and Intel, which prompted enthusiast-level PC gamers to upgrade and or build new gaming PCs. Additional lower cost, higher volume GPUs such as the 4070 and 4060 to be introduced during Q2'23.

Components and systems segment gross margin expanded 290 bps due to lower freights and increased efficiencies.

Gamer and Creator Peripherals market remains softer than last year, particularly in Europe, but well above pre-pandemic levels. Though there are signs the above normal promotional activity level in the market is easing, it continued to be elevated in Q1'23 as competitors clear their excess inventory, which impacted gross margin.

Gaming Components and Systems			
($ in millions except percentages)	**Q1'22**	**Q1'23**	**% Y/Y**
Net Revenue	$246.5	$265.0	7.5%
% of Total Net Revenue	64.8%	74.9%	1010 bps
Gross Profit	$47.7	$58.8	23.2%
Gross Profit Margin	19.3%	22.2%	290 bps

Gamer and Creator Peripherals			
($ in millions except percentages)	**Q1'22**	**Q1'23**	**% Y/Y**
Net Revenue	$134.1	$88.9	-33.7%
% of Total Net Revenue	35.2%	25.1%	-1010 bps
Gross Profit	$43.1	$26.6	-38.1%
Gross Profit Margin	32.1%	30.0%	-210 bps

STRONG ACTIVITY IN SELF-BUILT GAMING SYSTEMS, MARKET SOFTER FOR CASUAL PERIPHERALS PURCHASE 7.5% YoY Growth for Gaming Components and Systems driven by more demanding PC Gaming requirements and new GPUs and CPUs. Expect to resume growth in Gamer and Creator Peripherals during 2H 2023. Gaming Components and Systems Gamer and Creator Peripherals REVENUE BY SEGMENT +7.5% YoY

COST CONTROL AND MARGIN RECOVERY HAS DRIVEN EBITDA GROWTH See appendix for reconciliation of non-GAAP metrics to most comparable GAAP metrics.

FINANCIAL GUIDANCE FY2023(1) Given the number of risk factors, uncertainties and assumptions, many of which are discussed in slide 2, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement. Estimates should not be viewed as a substitute for our full annual financial statement and are not necessarily indicative of the results to be expected for any future period. Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking into non-GAAP measures to the most directly comparable GAAP measures without unreasonable effort because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for this period but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, public offering related charges, depreciation and amortization, and other items. The unavailable information could have a significant impact on our GAAP financial results. Financial Metrics 2023 Guidance Net Revenues $1.35-1.55 billion Adjusted Operating Income $75-95 million Adjusted EBITDA $90-110 million

DEBT SUMMARY ($ in millions) March 31, 2023 Cash (Excluding restricted cash) $179.1  Term Loan (face value) $230.0  Total Debt $230.0  Net Debt $50.9

APPENDIX

USE OF NON-GAAP FINANCIAL MEASURES To supplement the financial results presented in accordance with GAAP, this presentation includes certain non-GAAP financial information, including Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share. These are important financial performance measures for us but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations. Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, operating income, net income, cash provided by operating activities or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the appendix. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

GAAP TO NON-GAAP RECONCILIATIONS Non-GAAP Operating Income (Loss) Reconciliations (Unaudited, in thousands, except percentages)

GAAP TO NON-GAAP RECONCILIATIONS Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share Reconciliations (Unaudited, in thousands, except per share amounts)

GAAP TO NON-GAAP RECONCILIATIONS Adjusted EBITDA Reconciliations (Unaudited, in thousands, except percentages)